UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2009
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001- 33335	84-1496755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Columbus Circle, New York, New York 10023
(Address of principal executive offices)      (Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
Not Applicable

(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement.
     As previously announced, Time Warner Cable Inc. (the “Company”) and Time Warner Inc. (“Time Warner”) agreed to legally and structurally separate the Company from Time Warner (the “Separation”) under the terms of a separation agreement entered into on May 20, 2008 (the “Separation Agreement”). The Separation was effected at 8:00 p.m. on March 12, 2009 (the “Spin-Off Dividend Record Date”) in the form of a pro rata dividend (the “Spin-Off Dividend”) of all shares of the Company’s common stock, par value $0.01 per share (the “TWC Common Stock”), held by Time Warner to holders of record of Time Warner’s common stock on the Spin-Off Dividend Record Date. At that time, Time Warner ceased to beneficially own any shares of TWC Common Stock as those shares previously held by Time Warner were transferred to an agent for distribution to and for the benefit of Time Warner stockholders. Time Warner has announced that the distribution date for the Spin-Off Dividend will be March 27, 2009.
     Upon the execution of the Separation Agreement, the Company and Time Warner entered into (i) an amendment to the shareholder agreement between the Company and Time Warner and (ii) an amendment to the registration rights agreement between the Company and Time Warner. In accordance with the terms of these amendments, each of the shareholder agreement and the registration rights agreement was terminated on the Spin-Off Dividend Record Date. No material early termination fees were incurred in connection with the termination of these agreements.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     In accordance with the terms of the Separation Agreement, on February 26, 2009, the Company’s board of directors (the “Board”) declared a special cash dividend that was paid on March 12, 2009 to holders of record of the Company’s Class A common stock, par value $0.01 per share (the “TWC Class A common stock”), and Class B common stock, par value $0.01 per share (the “TWC Class B common stock”), as of the close of business on March 11, 2009, including Time Warner, in an amount equal to $10.27 per share (aggregating $10.855 billion) (the “Special Dividend”).
     In order to fund the Special Dividend, on March 12, 2009, the Company borrowed (i) the full committed amount under its $1.932 billion senior unsecured term loan facility (the “2008 Bridge Facility”), all of which was used to pay a portion of the Special Dividend, and (ii) $3.7 billion under its $6.0 billion senior unsecured five-year revolving credit facility (the “Revolving Credit Facility”), of which approximately $3.3 billion was used to pay a portion of the Special Dividend and approximately $0.4 billion of which the Company intends to use for general corporate purposes. The Company funded the remainder of the Special Dividend by using approximately $5.6 billion of cash on hand.
     The Revolving Credit Facility matures on February 15, 2011. Borrowings outstanding under the Revolving Credit Facility bear interest at a rate based on the Company’s credit rating, which rate was LIBOR plus 0.27% per annum at the time of the Separation. In addition, the Company is required to pay a facility fee on the aggregate commitments under the Revolving Credit Facility at a rate determined by the Company’s credit rating, which rate was 0.08% per annum at the time of the Separation. As a result of borrowing $3.7 billion under the Revolving Credit Facility, the Company will also incur an additional usage fee of 0.10% per annum on the outstanding loans as such amounts exceed 50% of the aggregate commitments under such facility.
     The 2008 Bridge Facility has an initial maturity date that is 364 days after the borrowing date. The Company may elect to extend the maturity date of the loans outstanding under the 2008 Bridge Facility for an additional year. Amounts outstanding under the 2008 Bridge Facility bear interest at a rate equal to LIBOR plus an applicable margin based on the Company’s credit rating, which margin was 0.75% points (75 bps) at the time of the Separation. In addition, the per annum interest rate under the 2008 Bridge Facility will increase by 25 bps every six months until all amounts outstanding under the 2008 Bridge Facility are repaid.
     In 2008, Standard & Poor’s Rating Services (“Standard & Poor’s”) announced that it expects to lower the rating assigned to the Company’s long-term, senior unsecured debt to BBB with a stable outlook upon completion of the Separation. As of March 12, 2009, Standard & Poor’s had not lowered such rating.
Item 3.03 Material Modification to Rights of Security Holders.
          Second Amended and Restated Certificate of Incorporation of the Issuer
          On March 12, 2009, after Time Warner received its portion of the Special Dividend but before the Spin-Off Dividend Record Date, the Company filed its Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, pursuant to which, among other things, each issued and outstanding share of TWC Class A common stock and TWC Class B common stock was automatically converted into a single share of TWC Common Stock (the “Recapitalization”). The Second Amended and Restated Certificate of Incorporation also amended certain provisions contained in the Company’s Amended and Restated Certificate of Incorporation (the “Pre-Separation Certificate of Incorporation”), including, among others, provisions related to:
•	Voting Rights: Under the Pre-Separation Certificate of Incorporation, each holder of TWC Class B common stock was entitled to ten votes per share and each holder of TWC Class A common stock was entitled to one vote per share. Under the Second Amended and Restated Certificate of Incorporation, each holder of TWC Common Stock is entitled to one vote for each share of TWC Common Stock held of record by such holder with respect to all matters on which such holder is entitled to vote.

•	Directors: Under the Pre-Separation Certificate of Incorporation, the holders of TWC Class B common stock had the right to elect the Class B directors, who were required to represent not less than four-fifths of the members of the Board. The holders of TWC Class A common stock had the right to elect the Class A directors, who were required to represent not less than one-sixth and not more than one-fifth of the members of the Board. Under the Second Amended and Restated Certificate of Incorporation, all holders of TWC Common Stock have identical rights and vote together for the election of all directors.

•	Director Vacancies: Under the Pre-Separation Certificate of Incorporation, vacancies on the Board were filled by the remaining directors elected by the class of common stock that elected the predecessor director or, if no such director was then serving on the Board, by the directors then serving on the Board. Under the Second Amended and Restated Certificate of Incorporation, vacancies on the Board will be filled by a majority vote of the remaining director(s), whether or not they represent a quorum.

•	Capitalization: The Pre-Separation Certificate of Incorporation authorized 20,000,000,000 shares of TWC Class A common stock, 5,000,000,000 shares of TWC Class B common stock and 1,000,000,000 shares of preferred stock. Under the Second Amended and Restated Certificate of Incorporation, the Company is authorized to issue 25,000,000,000 shares of TWC Common Stock and 1,000,000,000 shares of preferred stock. The 25,000,000,000 shares of TWC Common Stock authorized under the Second Amended and Restated Certificate of Incorporation and the number of shares of TWC Common Stock issued and outstanding were reduced in connection with the Company’s reverse stock split, which is described below under “—Reverse Stock Split.”

•	Election to be Governed by Section 203 of the Delaware General Corporation Law: The Pre-Separation Certificate of Incorporation contained an express election not to be governed by Section 203 of the Delaware General Corporation Law (the “DGCL”). The Second Amended and Restated Certificate of Incorporation provides that the Company will be governed by Section 203 of the DGCL. The adoption of Section 203 may encourage any potential acquirer to negotiate with the Board and may impede the acquisition of control of the Company.

•	Prohibition of Stockholder Action by Written Consent: The Pre-Separation Certificate of Incorporation permitted actions by written consent of stockholders. The Second Amended and Restated Certificate of Incorporation permits the Company’s stockholders to act only at annual and special meetings of the Company’s stockholders and not by written consent. The adoption of this provision may impede the acquisition of control of the Company.

•	Deletion of Corporate Opportunities Provisions: The Pre-Separation Certificate of Incorporation provided that Time Warner and its affiliates, other than the Company and its affiliates, also referred to as the “Time Warner Group,” and their respective officers, directors and employees did not have a fiduciary duty or any other obligation to share any business opportunities with the Company and released all members of the Time Warner Group from any liability that would result from a breach of this kind of obligation. The Second Amended and Restated Certificate of Incorporation does not include such provisions.
     The foregoing description of the Second Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Reverse Stock Split
          On March 12, 2009, after the Company filed its Second Amended and Restated Certificate of Incorporation but before the Spin-Off Dividend Record Date, the Company filed with the Secretary of State of the State of Delaware an amendment to the Second Amended and Restated Certificate of Incorporation (the “Reverse Split Amendment”), pursuant to which the Company effected a 1-for-3 reverse stock split of TWC Common Stock outstanding and held as treasury shares. In addition to effecting the reverse stock split, the Reverse Split Amendment proportionately reduced the number of shares of TWC

Common Stock that the Company is authorized to issue from 25 billion to approximately 8.3 billion. The reverse stock split is expected to reduce the number of outstanding shares of TWC Common Stock from approximately 1.1 billion shares to approximately 352.3 million shares. Stockholders will not receive fractional shares of TWC Common Stock that result from the reverse stock split. Instead, each stockholder will receive a cash payment in lieu of such fractional shares equal to the fraction of shares to which the stockholder would otherwise be entitled on the effective date, multiplied by the volume weighted average price of TWC Common Stock (on a post-reverse stock split basis) as reported on the New York Stock Exchange Composite Tape on March 12, 2009, the effective date of the reverse stock split. The above approximation of the number of shares of TWC Common Stock outstanding after completion of the reverse stock split does not give effect to payments of cash in lieu of fractional shares, which will further reduce the number of shares issued and outstanding to the extent of such fractional shares.
          In connection with the reverse stock split, effective March 13, 2009, the CUSIP number of the TWC Common Stock has been changed to 88732J 207. The TWC Common Stock continues to trade under the symbol “TWC” after the reverse stock split.
          The foregoing description of the Reverse Split Amendment does not purport to be complete and is qualified in its entirety by reference to the Reverse Split Amendment, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.
Amended By-Laws
          On the Spin-Off Dividend Record Date, the Company’s amended by-laws (the “Amended By-Laws”), which were adopted in connection with the Separation, became effective. The Amended By-Laws amended certain provisions contained in the by-laws in effect prior to the Spin-Off Dividend Record Date (the “Pre-Separation By-Laws”), including, among others, provisions related to:
•	Election of Directors. The Pre-Separation By-Laws provided that persons receiving a plurality of the votes cast would be deemed to be elected as directors. The Amended By-Laws provide that in any uncontested election of directors, stockholders will vote “for” or “against” directors and that only directors who receive “for” votes that represent a majority of all votes cast will be elected (abstentions, withheld votes and broker non-votes are not counted as votes cast). Directors who do not receive the required majority will be required to offer their resignation to the Board and the Board will then determine whether or not to accept such resignation. In the case of a contested election, the Amended By-Laws provide that persons receiving a plurality of the votes cast will be deemed to be elected.

•	Shareholder Disclosure in Connection with Stockholder Proposals and Stockholder Nominations of Directors. The Amended By-Laws require a stockholder to disclose more information to the Company than the Pre-Separation By-Laws in connection with a stockholder proposal or director nomination. Any stockholder proposal submitted to the Company is required to include specific information concerning the matters to be brought before the meeting. In addition, a stockholder is required to disclose specific information concerning its beneficial ownership of TWC Common Stock or derivative securities that have a value associated with the TWC Common Stock held by the proposing or nominating stockholder and its associates and any voting or similar agreement the proposing or nominating stockholder has entered into with respect to TWC Common Stock.

•	Special Meetings of Stockholders. The Amended By-Laws provide that special meetings of the Company’s stockholders may be called only by the Company’s chairman, the Company’s chief executive officer or by a majority of the members of the Board and, subject to the rights of any holders of any series of preferred stock that the Company may issue in the future, the Company’s stockholders are not permitted to call a special meeting of stockholders, to require that the chairman or chief executive officer call such a special meeting, or to require that the Board request the calling of a special meeting of stockholders

•	Elimination of Affiliated Transaction Provisions. Because Time Warner will no longer be a majority stockholder of the Company following the Separation, the Amended By-Laws eliminate the affiliated transaction provisions contained in the Pre-Separation By-Laws.
     The foregoing description of the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the Amended By-Laws, which are filed as Exhibit 3.3 to this Current Report on Form 8-K.
Item 5.01 Change in Control of the Registrant.
          The description of the Separation Agreement, the Separation and the Spin-Off Dividend contained in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. Prior to the Separation, Time Warner owned 901 million shares of the TWC Common Stock (approximately 300.3 million shares on a post-reverse stock split basis), representing approximately 85% of the TWC Common Stock outstanding. Following the Spin-Off Dividend Record Date, Time Warner ceased to beneficially own any shares of TWC Common Stock and Time Warner’s stockholders hold Time Warner’s former interest in the Company.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (d)
          As previously disclosed, on March 12, 2009, Jeffrey L. Bewkes, Chairman and Chief Executive Officer of Time Warner, resigned from the Board. In addition, as previously disclosed, effective March 12, 2009, Donna A. James, Edward D. Shirley and former Senator John E. Sununu became members of the Board.
          As previously reported, the Board appointed Ms. James to serve on the Audit Committee and the Finance Committee, Mr. Shirley to serve on the Audit Committee and the Nominating & Governance Committee, and Senator Sununu to serve on the Nominating & Governance Committee and the Finance Committee, each effective on March 12, 2009.

          The Board has determined that each of Ms. James, Mr. Shirley and Senator Sununu will be an independent director under the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in its Corporate Governance Policy.
(e)
Amendments to 2006 Stock Incentive Plan
          On March 12, 2009, certain amendments to the Company’s 2006 Stock Incentive Plan (the “2006 equity plan”) approved in connection with the Separation became effective. These amendments:
•	increased the number of shares of TWC Common Stock authorized for issuance under the 2006 equity plan by (a) the number of shares that the committee of the Board administering the 2006 equity plan (the “2006 equity plan committee”) determined to be equitable to adjust the Company stock options outstanding prior to the Separation to account for the decrease in value of TWC Common Stock due to the payment of the Special Dividend (“adjusted options”), (b) the number of shares issuable under restricted stock units (“RSUs”) awarded to holders of Company RSUs who elected to receive RSUs (“Special Dividend RSUs”) in lieu of any cash retained distribution that would have been credited to such holders as a result of the Special Dividend (the “Cash Retained Distribution”) pursuant to the terms of outstanding award agreements, and (c) an additional 25 million shares;

•	increased the maximum number of shares of TWC Common Stock with respect to which awards under the 2006 equity plan may be granted during a calendar year from 1.5% to 1.75% of the number of shares of TWC Common Stock outstanding on December 31 of the previous year (the “Annual Award Limit”);

•	provided that the following will not be included in determining whether the Annual Award Limit was exceeded: (a) shares of TWC Common Stock underlying adjusted options; (b) shares of TWC Common Stock underlying Special Dividend RSUs; and (c) shares of TWC Common Stock underlying any other “make-up” awards intended to compensate for any lost or decreased value of Time Warner restricted stock units or stock options held by Company employees resulting from the Separation; and

•	provided that the limits contained in the 2006 equity plan concerning awards issued under the plan that vest and become payable in less than three years will not be applicable to “make-up” awards or Special Dividend RSUs.
In addition, the 2006 equity plan amendment revised the definition of “Shares” under the 2006 equity plan to clarify that “Shares” refers to TWC Class A common stock prior to the Recapitalization and TWC Common Stock after the Recapitalization.

Amendments to Restricted Stock Unit and Deferred Stock Unit Award Agreements
          In connection with the Special Dividend, holders of RSUs and deferred stock units (“DSUs”) issued under the 2006 equity plan were given the opportunity to elect to either receive (i) Cash Retained Distributions or (ii) additional RSUs or DSUs, as applicable, with a value equivalent to, and subject to the same vesting conditions as, the Cash Retained Distributions. The applicable RSU or DSU award agreements were deemed amended to reflect this choice. Each of Glenn Britt, Landel Hobbs, Robert Marcus and Carl Rossetti chose to receive Special Dividend RSUs in connection with this election.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Reference is made to Item 3.03 and the description of the Second Amended and Restated Certificate of Incorporation, the Reverse Split Amendment and the Amended By-Laws, each of which is hereby incorporated by reference into this Item 5.03.
Item 8.01 Other Events.
          In connection with the Company’s reverse stock split, the remaining number of shares of TWC Common Stock registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-8 with Commission File No. 333-141579 will be proportionately adjusted to give effect to the reverse stock split.
Item 9.01 Financial Statements and Exhibits
         (d) Exhibits

Exhibit	Description

3.1	Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to Time Warner Cable Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 12, 2009 (the “March 2009 Form 8-A”)).

3.2	Amendment to the Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated herein by reference to Exhibit 3.2 to the March 2009 Form 8-A).

3.3	By-laws of Time Warner Cable Inc., effective as of March 12, 2009 (incorporated herein by reference to Exhibit 3.3 to the March 2009 Form 8-A).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.
By:	/s/ Robert D. Marcus
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President & Chief Financial Officer
Date: March 13, 2009

Exhibit Index

Exhibit	Description

3.1	Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated herein by reference to Amendment No. 1 to Time Warner Cable Inc.’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 12, 2009 (the “March 2009 Form 8-A”)).

3.2	Amendment to the Second Amended and Restated Certificate of Incorporation of Time Warner Cable Inc. (incorporated herein by reference to Exhibit 3.2 to the March 2009 Form 8-A).

3.3	By-laws of Time Warner Cable Inc., effective as of March 12, 2009 (incorporated herein by reference to Exhibit 3.3 to Amendment No. 1 to the March 2009 Form 8-A).